Lease Agreement
(English Translation)

Lessor （hereinafter referred to as Party A）：Changzhou CTS Fashion Co., Ltd.

Lessee （hereinafter referred to as Party B）：Shanghai Baby Fox Fashion Co., Ltd.

Through both parties’ friendly negotiation, they agree:

1. Party A is the lawful owner and in lawful possession of The Third Floor, No.7 Building, 88# Hu Bin North Road, Wujin District, Changzhou. Party B will take the area as the storehouse of ready-to-wear clothes. The floor takes averagely 1300 square meters with annual rent of 150,000 RMB Yuan. Party B will pay the rent of six months each time.
    2. For better conveniences of Party B, Party B leases from Party A the first floor of Building 5th of Party A’s premises with the area 1500 square meters as their office with annual rent of 80,000 RMB Yuan. Party B will pay the rent of six months each time.
3. Party A lets Party B take the demised premises for a period from January 1, 2010 to December 31, 2010.
4. By the end of this agreement, Party B has the preferential releting right.
5. For outstanding issues, the two parties will resolve through negotiation.

Party A: Changzhou CTS Fashion Co., Ltd.	Party B: Shanghai Baby Fox Fashion Co., Ltd.

Signed By:	Signed By:

Date:	Date: